Exhibit 4.q

SUPPLEMENTAL INDENTURE

Dated as of November 18, 2005

to Indenture

Dated as of February 26, 2003

Among

CROWN EUROPEAN HOLDINGS SA, as Issuer,

the GUARANTORS named therein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

(as successor by consolidation to Wells Fargo Bank Minnesota, National Association),

as Trustee

This SUPPLEMENTAL INDENTURE dated as of November 18, 2005 (“Supplemental Indenture”), is among Crown European Holdings SA, a French société anonyme (the “Company”), the guarantors identified on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee under the indenture referred to herein (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee have heretofore duly executed and delivered an indenture dated as of February 26, 2003 (the “Indenture”), pursuant to which the Company issued $1,085,000,000 aggregate principal amount of 9½% Second Priority Senior Secured Notes due 2011 (the “Dollar Notes”) and pursuant to which the Company issued €285,000,000 aggregate principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011 (the “Euro Notes” and together with the Dollar Notes, the “Notes”);

WHEREAS, Section 8.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with certain exceptions, amend the Indenture, the Notes, the Note Guarantees (as defined in the Indenture) or any provision of any Security Document (as defined in the Indenture) or the Proceeds Sharing Agreement (as defined in the Indenture) with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the then outstanding Notes;

WHEREAS, Section 8.02(c) of the Indenture provides that, in addition to the release of the Collateral (as defined in the Indenture) expressly permitted by the Indenture and the Security Documents, Collateral may be released with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (the “Required Consents”);

WHEREAS, Crown Holdings, Inc., a Guarantor and the parent company of the Company (“Crown”), has distributed an Offer to Purchase and Consent Solicitation Statement, dated October 18, 2005 (the “Statement”), and accompanying letter of transmittal and consent (the “Letter of Transmittal”) to the Holders of the Notes in connection with (i) certain proposed amendments to the Indenture as described in the Statement (the “Proposed Amendments”) and (ii) the termination or amendment of the related Security Documents and amendments to the Proceeds Sharing Agreement as described in the Statement (the “Collateral Document Terminations”);

WHEREAS, the Holders of at least 66 2/3% of the outstanding principal amount of the Notes have approved the Proposed Amendments and the Collateral Document Terminations;

WHEREAS, the Board of Directors of the Company and the applicable Board of Directors of the respective Guarantors have authorized the execution of this Supplemental Indenture and the delivery hereof to the Trustee for the purpose of modifying the Indenture as set forth herein;

WHEREAS, in all other respects all actions have been taken necessary to make this Supplemental Indenture the valid, binding and legal obligation of the Company and the Guarantors in accordance with its terms;

NOW, THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Guarantors hereby covenant and agree with the Trustee as follows:

SECTION 1. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

SECTION 2. Amendments to the Indenture and the Notes. (a) The following Sections and Articles of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and replaced with “Intentionally Omitted.”:

Section 4.03	Legal Existence
Section 4.04	Maintenance of Properties; Insurance Compliance with Law
Section 4.05	Waiver of Stay; Extension of Usury Laws
Section 4.06	Compliance Certificate
Section 4.07	Taxes
Section 4.08	Repurchase at the Option of Holders Upon the Change of Control
Section 4.09	Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock
Section 4.10	Limitation on Restricted Payments
Section 4.11	Limitation on Liens
Section 4.12	Limitation on Asset Sales
Section 4.13	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
Section 4.14	Limitation on Transactions with Affiliates
Section 4.15	Limitation on Sale and Leaseback Transactions
Section 4.17	Reports to Holders
Section 4.18	Limitation on Creation of Subsidiaries
Section 4.19	Suspension of Certain Covenants in Event of Investment Grade Rating
Section 5.01	Consolidation, Merger or Sale of Assets
Section 5.02	Successor Person Substituted
Article 11	Security Documents; Proceeds Sharing Agreement (except for Section 11.12).

(b) Clauses (3) through (10) of Section 6.01 of the Indenture relating to Events of Defaults (as defined in the Indenture) are hereby deleted and replaced with “Intentionally Omitted.”

(c) The last sentence of Section 9.01, clause (2) of the second sentence of Section 9.02, all of Section 9.03 and all but clause (1) of Section 9.04 of the Indenture are hereby deleted.

(d) Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to this Section 2, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all references in the Indenture and the Notes to paragraphs, clauses, Sections, Articles or other terms or provisions of the Indenture referred to above in this section or that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety.

SECTION 3. The Indenture. This Supplemental Indenture is expressly made supplemental to and shall form a part of the Indenture and is made subject to all the conditions, covenants and warranties contained in the Indenture. Nothing in this Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Supplemental Indenture. Each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, and words of like import referring to the Indenture and each reference in any other transaction document relating to the Indenture shall mean the Indenture as amended hereby.

SECTION 4. Legend. There shall be stamped, overprinted, typed or otherwise noted on Notes authenticated and delivered after the date hereof the following legend:

“THE INDENTURE GOVERNING THIS NOTE HAS BEEN

AMENDED BY A SUPPLEMENTAL INDENTURE DATED AS OF

NOVEMBER 18, 2005. REFERENCE IS MADE TO SUCH

SUPPLEMENTAL INDENTURE FOR A STATEMENT OF THE

AMENDED RIGHTS AND OBLIGATIONS OF THE COMPANY

AND HOLDERS OF THE NOTES.”

SECTION 5. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Indenture as hereby supplemented, or the due execution hereof by the Company and the Guarantors, or the recitals and statements contained herein, all of which recitals and statements are made solely by the Company and the Guarantors, as the case may be.

SECTION 6. Release of Collateral. Pursuant to Section 8.02(c) of the Indenture and the deletion of Article 11 of the Indenture and pursuant to Section 9 of the Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement, dated November 18, 2005 (the “Amended U.S. Intercreditor Agreement”) and Section 9 of the Second Amended and Restated Euro Intercreditor and Collateral Agency Agreement, dated November 18, 2005 (the “Amended Euro Intercreditor Agreement” and together with the Amended U.S. Intercreditor Agreement, the “Amended Intercreditor Agreements”), all of the Liens upon Collateral created by the Security Documents are released and the Notes are not entitled to the benefits of the Amended Intercreditor Agreements. Pursuant to Section 8.02(a) of the Indenture and the deletion of Section 11.12 of the Indenture and pursuant to Sections 1 and 6(b)(ii) of the Second Amended and Restated Global Participation and Proceeds Sharing Agreement, dated November 18, 2005 (the “Amended Proceeds Sharing Agreement”), the Notes are to be treated as Additional Unsecured Indebtedness (as defined in the Amended Proceeds Sharing Agreement) and the Note Holders are not entitled to share in the proceeds from Collateral under the Amended Proceeds Sharing Agreement. Pursuant to Section 7.14(b) of the Second Amended and Restated U.S. Security Agreement, dated November 18, 2005, Section 13(b) of the Bank Pledge Agreement, dated November 18, 2005, Section 13(b) of the Euro Bank Pledge Agreement, dated November 18, 2005, Section 13(b) of the Second Amended and Restated CEH Pledge Agreement, dated November 18, 2005, and Section 13(b) of the Second Amended and Restated Shared Pledge Agreement, dated November 18, 2005, the applicable collateral agent is required to execute and deliver all UCC termination statements and similar documents that the Company reasonably requests to evidence the termination or release of the Collateral. The Trustee is hereby authorized to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to effectuate the release of the Notes’ Liens on the Collateral.

SECTION 7. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, the United States of America, without regard to the principles of conflicts of laws.

SECTION 8. Counterparts. This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 9 Severability. If any court of competent jurisdiction shall determine that any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10 Effectiveness. This Supplemental Indenture shall become effective upon execution by the Company, the Guarantors and the Trustee; provided that nothing herein shall be construed to amend, change or modify in any material respect the obligation of the Company to make and consummate an Asset Sale Offer with respect to an Asset Sale Offer Trigger Date, which may have occurred prior to the date hereof; provided further that Sections 2, 4 and 6 of this Supplemental Indenture shall not become operative until the Company delivers written notice to the Trustee that at least 66 2/3% of the aggregate principal amount of the Notes validly tendered and not validly withdrawn pursuant to the Statement have been accepted for purchase. In the event the Company notifies (if orally, then confirmed in writing) JPMorgan Chase Bank, N.A., London Branch, as depositary for the Euro Notes under the Statement, or Wells Fargo Bank, N.A., as depositary for the Dollar Notes under the Statement, that it has withdrawn or terminated the offers to purchase the Notes pursuant to the Statement, this Supplemental Indenture shall be terminated and of no force or effect and the Indenture shall not be modified hereby.

SECTION 11 Further Instruments and Acts. Upon request of the Company, the Trustee will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

The Company:

CROWN EUROPEAN HOLDINGS SA

By:	/s/ Alan W. Rutherford
Name:	Alan W. Rutherford
Title:	Director Général Délégué

The Guarantors:

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Alan W. Rutherford
Name:	Alan W. Rutherford
Title:	Vice President & CFO

Attest:

By:	/s/ Rosemary Haselroth
Name:	Rosemary Haselroth
Title:	Assistant Secretary

CENTRAL STATES CAN CO. OF PUERTO RICO, INC.
CROWN AMERICAS LLC
CROWN BEVERAGE PACKAGING, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN CONSULTANTS, INC.
CROWN CORK & SEAL COMPANY (DE), LLC
CROWN CORK & SEAL USA, INC.
CROWN FINANCIAL CORPORATION
CROWN FINANCIAL MANAGEMENT, INC.
CROWN HOLDINGS (PA), LLC
CROWN INTERNATIONAL HOLDINGS, INC.
CROWN PACKAGING TECHNOLOGY, INC.
CROWN RISDON USA, INC.
FOREIGN MANUFACTURERS FINANCE CORPORATION
NWR, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Authorized Officer

CROWN HOLDINGS, INC.

By:	/s/ Alan W. Rutherford
Name:	Alan W. Rutherford
Title:	Executive Vice President & CFO

Attest:	/s/ Rosemary Haselroth
Name:	Rosemary Haselroth
Title:	Assistant Secretary

CROWN VERPAKKING BELGIE NV

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

889273 ONTARIO INC.

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

CROWN RISDON CANADA INC.

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

CROWN CANADIAN HOLDINGS ULC

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

CROWN METAL PACKAGING CANADA LP

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

3079939 NOVA SCOTIA COMPANY/3079939 COMPAGNIE DE LA NOUVELLE ÉCOSSE

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

SOCIETE DE PARTICIPATIONS CARNAUDMETALBOX SAS

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN BEVCAN FRANCE SAS

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN EMBALLAGE FRANCE SAS

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN DÉVELOPPEMENT SAS

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN VERPACKUNGEN DEUTSCHLAND GMBH
By:	/s/ Peter Brylka
Name:	Peter Brylka
Title:	Managing Director

By:	/s/ Rolf Wilke
Name:	Rolf Wilke
Title:	“Prokurist”

CROWN VERSCHLUSSE DEUTSCHLAND GMBH

By:	/s/ Christoph F. Wetzler
Name:	Christoph F. Wetzler
Title:	Attorney-in-Fact

CROWN NAHRUNGSMITTELDOSEN GMBH

By:	/s/ Christoph F. Wetzler
Name:	Christoph F. Wetzler
Title:	Attorney-in-Fact

CROWN NAHRUNGSMITTELDOSEN DEUTSCHLAND GMBH

By:	/s/ Christoph F. Wetzler
Name:	Christoph F. Wetzler
Title:	Attorney-in-Fact

CROWN SPECIALTY PACKAGING DEUTSCHLAND GMBH

By:	/s/ Christoph F. Wetzler
Name:	Christoph F. Wetzler
Title:	Attoney-in-Fact

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH

By:	/s/ Peter Brylka
Name:	Peter Brylka
Title:	Managing Director

By:	/s/ Rolf Wilke
Name:	Rolf Wilke
Title:	“Prokurist”

CROWN ENVASES MEXICO S.A. DE C.V.

By:	/s/ Luis Alonso Ruiz Shelley
Name:	Luis Alonso Ruiz Shelley
Title:	Attorney-in-Fact

CROWN MEXICAN HOLDINGS, S. DE R.L. DE C.V.

By:	/s/ Luis Alonso Ruiz Shelley
Name:	Luis Alonso Ruiz Shelley
Title:	Attorney-in-Fact

CROWN VOGEL AG

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN UK HOLDINGS LIMITED

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CARNAUDMETALBOX OVERSEAS LIMITED

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN CORK & SEAL FINANCE PLC

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CARNAUDMETALBOX GROUP UK LIMITED

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN SPECIALTY PACKAGING UK PLC

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CARNAUDMETALBOX ENGINEERING PLC

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN AEROSOLS UK LIMITED

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN PACKAGING UK PLC

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Jeffrey Rose
Name:	Jeffrey Rose
Title:	Vice President